Exhibit 4.1

SECURITIES PURCHASE AGREEMENT

among

CRYOCOR, INC.

and

THE PURCHASERS NAMED HEREIN

Dated as of April 20, 2007

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of April 20, 2007, between CRYOCOR, INC., a Delaware corporation (the “Company”), and the PURCHASERS named on the signature page hereto (individually a “Purchaser” and collectively, the “Purchasers”).

Recitals:

1. The Company desires to issue and sell to Purchasers, and Purchasers desire to purchase from the Company, (i) an aggregate of 1,052,423 shares of (the “Shares”) of common stock of the Company, $0.001 par value per share (the “Common Stock”) and (ii) warrants, in substantially the form attached as Exhibit A hereto (the “Warrants” and together with the Shares, the “Securities”), to acquire an aggregate of 578,824 shares of Common Stock (the “Warrant Shares”).

Agreement:

The Company and each Purchaser, severally and not jointly, hereby agrees as follows:

Section 1. Purchase of Securities. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser, severally and not jointly, will purchase from the Company the Securities set forth on Schedule A for each Purchaser. The purchase price for each Share shall be $5.14 (the “Share Purchase Price”). The purchase price for each Warrant shall be $0.07 per Warrant Share (together with the Share Purchase Price, the “Purchase Price”). The exercise price for each Warrant Share shall be $5.14. The Warrants shall be exercisable during the period beginning six months after the Closing Date and ending sixty (60) months after the Closing Date.

Section 2. Closing. The closing (the “Closing”) of the purchase and sale of the Securities (the “Offering”) will take place at the offices of the Company, at 10:00 A.M., local time, on any date within the five (5) business day period beginning on April 20, 2007 determined by the Purchasers and the Company. The date of the Closing is referred to as the “Closing Date.” At the Closing, the Company will cause its transfer agent to issue and to deliver to each Purchaser (or such Purchaser’s custodian) stock certificates representing the Shares purchased by such Purchaser against payment of such Purchaser’s Purchase Price by wire transfer of immediately available United States funds payable to the Company’s account pursuant to the wire transfer instructions set forth on Exhibit B. The Shares will be registered in each Purchaser’s name or the name of the nominee of Purchaser pursuant to instructions delivered to the Company prior to the Closing Date, and certificates that are not delivered prior to Closing will be delivered to Purchasers within 3 business days after the Closing Date.

Section 3. Conditions to the Obligations of Purchasers at Closing. The obligation of a Purchaser to purchase and pay for the Securities at Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by that Purchaser:

3.1 Opinion of Counsel to the Company. The Purchasers will have received from Cooley Godward Kronish LLP, counsel for the Company, its opinion dated the Closing Date in all material respects in the form of Exhibit C.

3.2 Representations and Warranties. The representations and warranties of the Company contained in Section 6 must be true and correct in all material respects on and as of the Closing Date except to the extent that the representations and warranties relate to an earlier date in which case the representations and warranties must be true and correct in all material respects on and as of such earlier date.

3.3 Performance of Covenants. The Company will have performed or complied in all material respects with all covenants and agreements required to be performed by it on or prior to the Closing pursuant to this Agreement.

3.4 No Injunctions; etc. No court or governmental injunction, order or decree prohibiting the purchase and sale of the Securities will be in effect. There will not be in effect any law, rule or regulation prohibiting or restricting the sale or requiring any consent or approval of any person that has not been obtained or otherwise complied with which prohibits the consummation of any of the transactions contemplated by this Agreement.

3.5 Closing Documents. The Company will have delivered to Purchasers the following:

(a) a certificate of the Secretary of the Company, dated as of the Closing Date, certifying (i) the attached are true and complete copies of the Certificate of Incorporation and Bylaws of the Company, as in effect on the date of such certification; (ii) the attached are true and complete copies of the resolutions of the Audit Committee of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby as in effect on the date of such certification; and (iii) as to the incumbency and specimen signature of each officer of the Company executing this Agreement and any other document delivered by it in connection herewith (such certificate to contain a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to herein).

(b) certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that the Company is in good standing in the State of Delaware.

3.6 Waivers and Consents. The Company will have obtained any and all consents and waivers known to the Company to be necessary for it to execute and deliver this Agreement and all related documents and agreements and to issue and deliver the Securities, and all such consents and waivers will be in full force and effect.

3.7 Satisfaction of Purchaser. All proceedings to occur in connection with the Offering and to be consummated at or prior to the Closing (other than those contemplated herein to occur after the Closing), and all documents incidental thereto shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and Purchaser and its counsel shall have received copies of all documents and information which it may have reasonably requested in connection with the transaction and of all corporate proceedings in connection therewith, in form and substance reasonably satisfactory to Purchaser and its counsel.

Section 4. Conditions to the Obligations of the Company at Closing. The obligation of the Company to issue and sell the Securities to a Purchaser at Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by the Company:

4.1 Representations and Warranties. The representations and warranties of such Purchaser contained in this Agreement must be true and correct in all material respects as of the Closing Date.

4.2 No Injunctions. No court or governmental injunction, order or decree prohibiting the purchase or sale of the Securities will be in effect.

4.3 Performance of Covenants. Purchaser will have performed or complied in all material respects with all covenants and agreements required to be performed by it on or prior to the Closing pursuant to this Agreement.

Section 5. Representations, Warranties and Covenants of Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company that:

5.1 Accredited Investor; Investment Representations; State of Sale.

(a) Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities. Purchaser can bear the financial risk of an investment in the Securities. Purchaser was not formed for the purpose of making an investment in the Securities. Purchaser is acquiring the Securities for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Securities Act. Purchaser understands that the Securities have not been registered under the Act and, therefore, cannot be resold unless they are registered under the Act or unless an exemption from registration is available. Purchaser agrees that the offer and sale of the Securities to that particular Purchaser occurred in the state of California and/or the state of Purchaser’s address as set forth in the signature page hereof.

(b) The Purchaser understands that until such time as the Securities may be sold pursuant to Rule 144 under the Securities Act, or are sold pursuant to an effective Shelf Registration Statement or Additional Registration Statement, as applicable (each as defined in Section 9) in compliance with the prospectus delivery requirements of the Securities Act and reasonably sufficient notice and confirmation of such sale are delivered to the Company, the certificates representing the Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE

SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

5.2 Authority, etc. Purchaser has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of Purchaser. This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

5.3 Access to Information. Purchaser acknowledges that it has been afforded (i) the opportunity to ask the questions it deemed necessary of, and to receive answers from, representatives of the Company concerning the Company and the terms and conditions of the Offering; and (ii) the opportunity to request such additional information concerning the Company as the Company possesses or can acquire without unreasonable effort or expense.

5.4 No General Solicitation; Placement Agent Fees. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available, or any seminar, meeting or other conference whose attendees were invited by any general solicitation or general advertising. The Purchaser acknowledges that the Company may be required to pay certain placement agent fees to a certain third party (as set forth in Schedule 6.15), in connection with the Securities being offered hereby.

5.5 Additional Information. From time to time, as reasonably requested by the Company, Purchaser will promptly provide the Company with such information as necessary for the Company to comply with its obligations pursuant to applicable law in respect of the source of the funds used for the purchase of the Shares, and the ownership of the Shares, as required pursuant to applicable law.

5.6 No Short Sales. Between the time the Purchaser learned about the Offering and the public announcement of the Offering, the Purchaser has not engaged in any short sales or similar transactions with respect to the Common Stock, nor has the Purchaser, directly or indirectly, caused any person or entity to engage in any short sales or similar transactions with respect to the Common Stock.

5.7 Ownership of Company Stock. Immediately following the consummation of the transactions contemplated by this Agreement and assuming the full exercise of Purchaser’s Warrants at that time, the total number of shares of Common Stock beneficially owned by Purchaser (together with its affiliates) shall not represent more than 19.99% of the then outstanding Common Stock (unless such Purchaser (together with its affiliates) was the beneficial owner of more than 20% of the outstanding Common Stock prior to the consummation of the transactions contemplated by this Agreement). For purposes of the foregoing, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act (as defined below).

Section 6. Representations and Warranties of the Company. The Company represents and warrants to Purchasers that as of the date hereof and the Closing Date:

6.1 Organization, Good Standing and Qualification; Subsidiaries. The Company is a corporation organized, existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own and hold its properties and to conduct its business. The Company is licensed or qualified to do business, and in good standing, in each jurisdiction in which the nature of its business requires licensing, qualification or good standing, except for any failure to be so licensed or qualified or in good standing that would not reasonably be expected to have a material adverse effect on the Company or its business, properties, results of operations, assets, condition (financial or otherwise), or on its ability to perform its obligations under this Agreement (a “Material Adverse Effect”). The Company’s subsidiaries are listed on Schedule 6.1 hereto.

6.2 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, $0.001 par value per share and 5,000,000 shares of Preferred Stock, $0.001 par value per share. As of April 18, 2007, (i) 11,064,618 shares of Common Stock were issued and outstanding, (ii) zero shares of Preferred Stock were issued or outstanding, and (iii) 1,979,753 shares of Common Stock were reserved for issuance upon exercise of outstanding options issued or options that may be issued under the Company’s 2000 Stock Option Plan, 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan and 2005 Employee’s Stock Purchase Plan (collectively, the “Plans”). As of April 18, 2007, there were outstanding options under the Plans to purchase 1,677,823 shares of Common Stock. All the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive, subscription or other similar rights of any shareholder of the Company that are provided for in the Company’s Certificate of Incorporation, its By-laws or in any agreement to which the Company is a party. Except as set forth in this Section 6.2 or in Schedule 6.2 hereto, there are no other options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating the Company to issue or sell any shares of capital stock of or other equity interests in the Company. The Company is not obligated to retire, redeem, repurchase or otherwise reacquire any of its capital stock or other securities.

6.3 Reporting Company; Form S-3. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act) and, provided the Offering is not considered a primary offering by the Staff of the Securities and Exchange Commission (the “SEC”), is eligible to register the Shares and the Warrant Shares for resale by a Purchaser on a registration statement on Form S-3 under the Securities Act. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed all reports required thereby within the time periods prescribed. Provided the Offering is not considered a primary offering by the Staff of the SEC and none of the Purchasers is deemed to be an underwriter with respect to any Securities, to the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit or delay the preparation and filing of a registration statement on Form S-3 that will be available for the resale of the Shares and the Warrant Shares by each Purchaser.

6.4 Corporate Power, Authorization; Enforceability. The Company has full corporate power and authority to execute, deliver and enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors or shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares contemplated hereby and the performance of the Company’s obligations hereunder has been taken. The Shares to be purchased on the Closing Date have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and non-assessable and will be free and clear of all liens, adverse claims or encumbrances imposed by or through the Company (other than those imposed pursuant to this Agreement) (collectively, “Liens”) and will not be subject to any preemptive rights or other similar rights of shareholders of the Company that are provided for in the Company’s Certificate of Incorporation, its By laws or in any agreement to which the Company is a party, and each Purchaser will acquire good and marketable title to the Shares subject to restrictions on transfer under state and federal securities laws, as applicable. The Warrants to be purchased on the Closing Date have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and non-assessable and will be free and clear of all Liens and will not be subject to any preemptive rights or other similar rights of shareholders of the Company. The Warrant Shares are duly authorized and reserved for issuance, and, upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all Liens and will not be subject to any preemptive rights or other similar rights of shareholders of the Company that are provided for in the Company’s Certificate of Incorporation, its By laws or in any agreement to which the Company is a party and each Purchaser will acquire good and marketable title to the Warrant Shares. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, to limitations of indemnification and contribution obligations pursuant to applicable securities laws, and to limitations of public policy. Other than the filing of such notifications and applications as may be required by the Nasdaq Stock Market (which for purposes of this Agreement, includes the Nasdaq Global Market and the Nasdaq Capital Market) (“Nasdaq”) for the listing of additional shares and the Company’s payment to Nasdaq of the requisite fees for the Company’s outstanding shares, no further corporate action is required by the Company under the rules of Nasdaq with respect to the transactions contemplated by this Agreement, including without limitation, the issuance of the Shares and the Warrant Shares and the inclusion thereof for trading on Nasdaq.

6.5 Financial Statements and SEC Documents.

(a) Included in the Company’s Form 10-K for the year ended December 31, 2006 are true and complete copies of the audited balance sheet (the “Balance Sheet”) of the Company as of December 31, 2005 and 2006, and the related audited statements of operations, shareholders’ equity and cash flows for the years ended December 31, 2004, 2005 and 2006 (the “Audited Financial Statements”), accompanied by the report of Ernst & Young LLP. The Company’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2006, June 30, 2006 and March 31, 2006 are available to Purchasers on the SEC’s EDGAR System. Included in the Quarterly Reports are the requisite unaudited balance sheets of the Company and the related unaudited statements of income and statements of cash flows (the “Unaudited Financial Statements,” and together with the “Audited Financial Statements,” the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (except with respect to the Unaudited Financial Statements, to the extent set forth in the notes thereto), applied consistently with the past practices of the Company (except as may be indicated in the notes thereto) and as of their respective dates, fairly presented, in all material respects, the financial position of the Company and the results of its operations as of the time and for the periods indicated therein.

(b) A copy of each report, schedule, effective registration statement and definitive proxy statement filed by the Company with the SEC since April 5, 2005, required to be filed on the SEC’s EDGAR System (as the documents may have been amended since the time of their filing, the “SEC Documents”), has also been made available to Purchasers via the access by the Purchasers to the SEC’s EDGAR System. By way of such access, the Company has provided to Purchaser a true and complete copy of each SEC Document that the Company has filed since April 5, 2005. As of their respective filing dates, each SEC Document complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder applicable to the SEC Document. At the time of filing of each SEC Document, the then filed SEC Documents, taken as a whole, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with then applicable accounting requirements and with the then published rules and regulations of the SEC with respect thereto (except with respect to the Unaudited Financial Statements, to the extent set forth in the notes thereto).

6.6 Off Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Documents and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its SEC Documents.

6.7 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions to ensure such information is recorded, processed, summarized and reported within the time periods prescribed in the SEC’s rules and forms. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

6.8 Contracts. The material contracts to which the Company is a party that are filed by the Company with its SEC Documents have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

6.9 No Material Adverse Changes. Since December 31, 2006, except as disclosed in the SEC Documents filed subsequent to that date, if any, there has not been any material adverse change in the business, properties, assets, condition (financial or otherwise), or operating results of the Company.

6.10 Absence of Certain Developments. Except as described in or contemplated by this Agreement including on Schedule 6.6 hereto or the SEC Documents, since December 31, 2006, through the Closing Date, the Company has not (a) issued any stock, options, bonds or other corporate securities, other than upon the exercise of options outstanding prior to December 31, 2006 or option awards granted in the ordinary course pursuant to the Company’s Plan; (b) borrowed any amount or incurred or become subject to any material actual or accrued liabilities, other than current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business; (c) discharged or satisfied any lien or adverse claim or paid any material obligation or liability, other than current liabilities shown on the Company’s balance sheet as of December 31, 2006 filed with the SEC and current liabilities incurred in the ordinary course of business; (d) declared or made any payment or distribution of cash or other property to the shareholders of the Company or purchased or redeemed any securities of the Company; (e) mortgaged, pledged or subjected to any lien or adverse claim any of its properties or assets, except for liens for taxes not yet due and payable or otherwise in the ordinary course of business; (f) sold, assigned or transferred any of its assets, tangible or intangible, except in the ordinary course of business; (g) suffered any extraordinary losses or waived any rights of material value other than in the ordinary course of business; (h) made any capital expenditures or commitments therefore other than in the ordinary course of business; (i) entered into any other material transaction other than in the ordinary course of business; (j) suffered any damages, destruction or casualty loss, whether or not covered by insurance, affecting any of the properties or assets of the Company or any other properties or assets of the Company which could, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect; (k) made any material change in the nature or operations of the business of the Company; or (l) entered into any agreement or commitment to do any of the foregoing.

6.11 No Conflict; Governmental Consents.

(a) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in the violation of any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) result in any violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or (iii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company.

(b) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority remains to be obtained or is otherwise required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation the issue and sale of the Shares, except filings as may be required to be made by the Company after the Closing with (i) the SEC, (ii) Nasdaq and (iii) any state or other securities regulatory authorities.

6.12 Material Misstatements. To the knowledge of the Company, except for the execution and performance of this Agreement and the transactions contemplated hereby and as set forth on Schedule 6.31, no material fact (within the meaning of the federal securities laws of the United States of America) exists with respect to the Company which has not been publicly disclosed.

6.13 No General Solicitation. Neither the Company nor any person acting on behalf of the Company has conducted any “general solicitation,” as described in Rule 502(c) under Regulation D promulgated under the Securities Act (“Regulation D”), with respect to any of the Shares being offered hereby.

6.14 No Integration. Neither the Company, nor any of its affiliates, nor any person acting on their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation D. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of each Purchaser to the extent relevant for such determination. The issuance of the Securities to Purchaser will not be integrated with any other issuance of the Company’s securities (past or current) that requires shareholder approval under the rules of Nasdaq or that would result in a violation of the Securities Act. The issuance of the Securities to Purchasers does not require shareholder approval, including any approval pursuant to the rules of Nasdaq that are applicable to the Company.

6.15 No Brokers. Except as set forth in Schedule 6.15 hereto, the Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby.

6.16 Taxes. The Company has timely filed all requisite United States of America federal, state and other tax returns or extension requests for all fiscal periods in which such filings were required to be made. There are no examinations in progress or claims pending against the Company for United States of America federal, state and other taxes (including penalties and interest) for any period or periods prior to and including December 31, 2006, and no notice of any claim for taxes, whether pending or threatened, has been received. All taxes due from the Company for any period ended before the date hereof, including interest and penalties (whether or not shown on any tax return) have been paid, except for taxes reserved for in the Financial Statements. The amounts shown as accruals for taxes on the Financial Statements included in the filed SEC Documents are appropriate under generally accepted accounting principles, consistently applied. The Company is not and has not during the last five years been a party to any tax sharing agreement or agreement of similar effect, other than agreements entered into with customers, vendors, and other third parties the principal purpose of which was not to address tax matters. The Company is not and has not during the last five years been a member of any consolidated group. The Company has not received, been denied, or applied for any private letter ruling during the last five years.

6.17 Licenses and Permits. Except as set forth in Schedule 6.17, (a) the Company has all Permits (as defined below) required by law or governmental regulations from all applicable courts, administrative agencies or commissions or other governmental authorities or instrumentalities, whether in the United States of America (federal, state or local) or outside of the United States of America that are necessary to operate its business as presently conducted and all such Permits are in full force and effect, except where the failure to have any such Permits or for any such Permits to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (b) the Company is not in default under, or in violation of or noncompliance with, any of such Permits, except for any such default, violation of or noncompliance which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Upon consummation of the transactions contemplated by this Agreement, each such Permit will remain in full force and effect and will not create a right of any other person to terminate or revoke, modify or condition such Permit based on such consummation. “Permit” means any permit, certificate, consent, approval, authorization, order, license, variance, franchise or other similar indicia of authority issued or granted by any court, administrative agency or commission or other governmental authority or instrumentality, whether in the United States of America (federal, state or local) or outside of the United States of America.

6.18 Litigation. Except as set forth on Schedule 6.18, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, governmental agency or authority, or self-regulatory organization or body pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its directors or officers in their capacities as such.

6.19 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

6.20 No Default or Violation. The Company is not (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound or (ii) in violation of any order of any court, arbitrator or governmental body, the default or violation of which, individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

6.21 Listing and Maintenance Requirements Compliance. Except as set forth on Schedule 6.21, the Company has not received any notice (written or oral) from Nasdaq to the effect that the Company is not in compliance with the continuing listing or maintenance requirements of Nasdaq. The Company’s Common Stock is registered under Section 12(b) of the Exchange Act and is listed on the Nasdaq. The Company is in compliance with all listing and maintenance requirements of such market, and has not taken any action designed to terminate registration of its Common Stock or delist the Common Stock from the Nasdaq.

6.22 Patents and Trademarks. Except as set forth on Schedule 6.22, the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property Rights”) that are necessary for use in connection with its business as presently conducted or that the failure to have would not reasonably be expected to have a Material Adverse Effect, and, to the Company’s knowledge there is no existing infringement by another person or entity of any of the Intellectual Property Rights that are necessary for use in connection with the Company’s business as presently conducted. Except as set forth on Schedule 6.22, to the Company’s knowledge, the Company is not infringing on or in conflict with any right of any other person with respect to any Intellectual Property Rights, nor is there any claim of infringement made, or to the Company’s knowledge threatened by, a third party against or involving the Company.

6.23 Environmental Matters. The Company has obtained all permits, licenses and other authorizations that are required under federal, state and local laws relating to pollution or protection of the environment, including laws related to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic material or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes (“Environmental Laws”), except for any failures to obtain the permits, licenses or authorizations that would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. The Company is in compliance with all terms and conditions of the required permits, licenses and authorizations and is also in full compliance with all other limitations, restrictions, conditions and requirements contained in the Environmental Laws or contained in any plan, order, judgment, decree or notice relating to any Environmental Law, except for any non-compliance which could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. The Company is not aware of, nor has the Company received notice of, any events, conditions, circumstances, actions or plans which may interfere with or prevent continued compliance or which would give rise to any liability under any Environmental Laws, except for any failure to be in continued compliance or any liability which could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

6.24 Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that could reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Securities.

6.25 No Anti-dilution. Except as set forth on Schedule 6.25, the issuance of the Securities does not constitute an anti-dilution event for any existing security holders of the Company, pursuant to which such security holders would be entitled to additional securities or a reduction in the applicable conversion price or exercise price of any securities.

6.26 Employee Relations. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union. The Company and each Subsidiary believes that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.

6.27 No Registration Rights. Other than the rights granted in this Agreement, the Company has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to require the Company to file a registration statement under the Securities Act with respect to any securities, or to include such securities with the Shares and Warrant Shares in any Shelf Registration Statement, except for such as have been or will be satisfied or waived.

6.28 Foreign Corrupt Practices Act. Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

6.29 Related Party Transactions. No transaction has occurred between or among the Company, on the one hand, and its affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws in its SEC Documents and is not so described in such filings.

6.30 ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

6.31 Disclosure. Except for the transactions contemplated by this Agreement and as set forth in Schedule 6.31, the Company confirms that neither it nor any other person acting on its behalf has provided any of the Purchasers or their respective agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. Except as set forth in Schedule 6.31, all disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company considered together are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any Subsidiary or either of its or their respective business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the Exchange Act of 1934, as amended, are being incorporated into an effective registration statement filed by the Company under the 1933 Act). The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5.

Section 7. Covenants of the Company. The Company covenants and agrees with Purchaser, for so long as Purchaser holds Shares, the Warrant or Warrant Shares as follows:

7.1 Reporting Status. So long as the Company is subject to the reporting requirements of the Exchange Act, the Company will use its commercially reasonable efforts to file timely all reports required to be filed with the SEC pursuant to the Exchange Act.

7.2 Form D. The Company will file a Form D within 15 days of the Closing Date with respect to the Securities with the SEC as required under Regulation D under the Securities Act, and will provide a copy thereof to Purchaser.

7.3 Information. The Company agrees to provide the following reports to each Purchaser until the earlier of (i) the date on which the Purchaser transfers, assigns or sells all of its Shares to a non-affiliate of such Purchaser, or (ii) the third anniversary of the Closing Date: (a) provided the Company is subject to the reporting requirements of the Exchange Act, make available to Purchasers on the SEC’s EDGAR System or otherwise provide, its Annual Report to Shareholders and any proxy statements and otherwise any other reports or information delivered to stockholders of the Company generally and (b) subject to Regulation FD and any state or federal securities laws, the Company further agrees to provide promptly to each Purchaser any information with respect to the Company, its properties, or its business or the Purchasers’ investment as a Purchaser may reasonably request; provided, however, that the Company will not provide Purchaser any material nonpublic information.

7.4 Listing and Maintenance Requirements Compliance. So long as the Company shall continue the listing and trading of its Common Stock on Nasdaq, the Company will use its commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the rules of Nasdaq.

7.5 Integration. The Company will insure that the issuance of the Shares to Purchaser will not be integrated with any other issuance of the Company’s securities in the future that requires shareholder approval under the rules of Nasdaq or that would result in a violation of the Securities Act.

7.6 Underwritten Public Offering. In the event of any underwritten public offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

7.7 Transaction Costs. The Company and each Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses; provided, however, that the Company shall, at the Closing, reimburse the reasonable attorneys’ fees of one counsel to the Purchasers in an amount not to exceed twenty five thousand dollars ($25,000).

Section 8. Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchasers herein shall survive for a period of two years after the Closing Date.

Section 9. Registration of Common Stock.

9.1 Registrable Securities. For the purposes of this Agreement, “Registrable Securities” means (a) the Shares, (b) the Warrant Shares and (c) any shares of Common Stock issued as a distribution with respect to the Shares or Warrant Shares referred to in (a) or (b); provided that (i) any shares of Common Stock will cease to be Registrable Securities, and (ii) the Company will not be obligated to maintain the effectiveness of the Shelf Registration Statement (as defined below), or any additional registration statement contemplated by Section 9.3(l) (an “Additional Registration Statement”) and the Company’s obligations under this Section 9 will cease, with respect to a holder’s (a “Holder”) Registrable Securities following the earlier of (x) the third anniversary of the effective date of the Shelf Registration Statement or Additional Registration Statement, as applicable, (y) the date on which the Company delivers an opinion of its counsel that (1) the Holder may sell in a single transaction all Registrable Securities then held or issuable to the Holder on a registered securities exchange or Nasdaq under an applicable exemption from the registration requirements of the Securities Act (pursuant to Rule 144 under the Securities Act or otherwise) (which opinion may assume no other sales by Purchaser of securities of the Company or derivative securities of such securities, other than Registrable Securities) and (2) all transfer restrictions and restrictive legends with respect to the Registrable Securities will be removed upon the consummation of the sale, or (z) Purchaser no longer owns the Shares or Warrant Shares. The period of time during which the Company is required to keep the Shelf Registration Statement or an Additional Registration Statement effective is referred to as the “Registration Period.” Securities that have been publicly resold are no longer Registrable Securities.

9.2 Registration.

(a) The Company will as soon as practicable following the Closing Date, but not later than thirty (30) days after the Closing Date (the “Filing Deadline”), file with the SEC a shelf registration statement on Form S-3 or successor form or another form selected by the Company that is available to it under the Securities Act (the “Shelf Registration Statement”), covering the resale of all, or such portion as permitted by any SEC Guidance (as defined below) (provided that, the Company shall use reasonable best efforts to advocate with the SEC for the registration of all or the maximum number of the Registrable Securities as permitted by SEC Guidance) of the Registrable Securities beneficially owned by the Holders on the date of filing of such Shelf Registration Statement. The Shelf Registration Statement shall contain the Plan of Distribution in substantially the form attached hereto as Exhibit D. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities to be registered on the Shelf Registration Statement, or any Additional Registration Statement (and notwithstanding that the Company used reasonable best efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities in the Shelf Registration Statement or any Additional Registration Statement, as applicable), the number of Registrable Securities to be registered on such registration statement will be reduced in the following manner until the number of Registrable Securities registered in such registration statement complies with the limitation included in the applicable SEC Guidance: (i) first, by reducing the Registrable Securities represented by Warrant Shares to be included in such registration statement (applied, in the case that some Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares that are Registrable Securities held by such Holders), and (ii) second, by reducing the Registrable Securities represented by Shares to be included in such registration statement (applied, in the case that some Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Shares held by such Holders). For purposes of the foregiong, “SEC Guidance” shall mean (i) any publicly-available written guidance, including notes from conferences of which members of the staff of the SEC have spoken, or any rule of general applicability of the staff of the SEC, or (ii) written comments, requirements or requests of the staff of the SEC to the Company in connection with the review of the registration statements filed by the Company.

(b) If (i) the Shelf Registration Statement has not been filed with the SEC by the Filing Deadline, or (ii) the Shelf Registration Statement has not been declared effective by the SEC on or before the 15th day after the Company has received confirmation from the staff of the SEC that the Shelf Registration Statement will not be reviewed; provided, however, if the Shelf Registration Statement or any document incorporated by reference therein is reviewed by the SEC, or any request for confidential treatment is pending, the deadline for being declared effective pursuant to this Section 9.2(b) shall be extended to the 120th day after the Filing Deadline (the “Default Date”), or (iii) the Purchasers’ use of the prospectus forming a part of the Shelf Registration Statement is suspended for more than 45 days in any 12-month period pursuant to Section 9.6(a) (excluding any period for which the Shelf Registration Statement is not effective between the time an amendment has been filed to the registration statement and the time the amendment has been declared effective by the SEC or state securities regulatory body and assuming the Company is acting in good faith to obtain the effectiveness of that amendment), other than due to any action by the Holder (or failure to act by the Holder), the Company shall pay to Purchasers, as liquidated damages, an amount equal to one percent (1%) of the Purchase Price paid by the Purchaser pursuant to this Agreement for any Registrable Securities then held by such Purchaser (adjusted for stock splits, stock dividends, and stock combinations) on (i) the Default Date that the Shelf Registration Statement is not declared effective and on each monthly anniversary of such Default Date (if the default shall not have been cured prior to such date), until the applicable default has been cured or (ii) on the first business day in excess of 45 days in any 12 month period that Purchaser’s use of the Shelf Registration Statement is suspended pursuant to Section 9.6(a) (excluding, to the extent applicable, any period for which the Shelf Registration Statement is not effective between the time an amendment has been filed to the registration statement and the time the amendment has been declared effective by the SEC or state securities regulatory body and assuming the Company is acting in good faith to obtain the effectiveness of that amendment as soon as practicable) (the “Suspension Default Date”) and on each monthly anniversary of the Suspension Default Date (if the default shall not have been cured prior to such date), until the applicable default has been cured. The parties agree that the maximum aggregate liquidated damages payable to a Purchaser under this Section 9.6(b) for all registration defaults shall be twenty percent (20%) of the Purchase Price paid by such Purchaser pursuant to this Agreement for the Registrable Securities then held by such Purchaser. The foregoing payment shall constitute the sole monetary remedy available to Purchaser in the event that the Company does not comply with the deadlines set forth in Section 9.2(b) or Section 9.6(a) with respect to the effectiveness of the Shelf Registration Statement.

9.3 Registration Procedures. In connection with the registration of any Registrable Securities under the Securities Act as provided in this Section 9, the Company will use its reasonable best efforts:

(a) To provide Purchaser with a copy of the Shelf Registration Statement or Additional Registration Statement filing at least three days prior to the filing of such Shelf Registration Statement or Additional Registration Statement with the SEC;

(b) To cause the Shelf Registration Statement or Additional Registration Statement (and any other related registrations, qualifications or compliances as may be reasonably requested and as would permit or facilitate the sale and distribution of all Registrable Securities until the distribution thereof is complete) to become effective as soon as practicable following the filing thereof;

(c) Subject to Section 9.6(a) and excluding, to the extent applicable, any period for which the Shelf Registration Statement or Additional Registration Statement is not effective between the time an amendment has been filed to the registration statement and the time the amendment has been declared effective by the SEC or state securities regulatory body and assuming the Company is acting in good faith to obtain the effectiveness of that amendment as soon as practicable, to prepare and file with the SEC the amendments and supplements to the Shelf Registration Statement or Additional Registration Statement and the prospectus used in connection therewith and take all other actions as may be necessary to keep the Shelf Registration Statement or Additional Registration Statement continuously effective until the disposition of all securities in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in the Shelf Registration Statement or Additional Registration Statement will be completed, and to comply with the provisions of the Securities Act (to the extent applicable to the Company) with respect to the dispositions;

(d) To furnish to each Holder of Registrable Securities a reasonable number of copies of the Shelf Registration Statement or Additional Registration Statement and of each amendment and supplement thereto, a number of copies of the prospectus included in the Shelf Registration Statement or Additional Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and the other documents (including exhibits to any of the foregoing), as the Holder may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by Holder;

(e) To register or qualify the Registrable Securities covered by the Shelf Registration Statement or Additional Registration Statement under blue sky laws of the various states as any Holder reasonably requests (and in which such registration or qualification shall be possible), and do any and all other acts and things that may be reasonably necessary or advisable to enable a Holder to consummate the disposition in those states, except that the Company will not be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 9.3(e) be obligated to be qualified, to subject itself to taxation in any jurisdiction, or to consent to general service of process in any jurisdiction;

(f) To provide a transfer agent and registrar for the Registrable Securities covered by the Shelf Registration Statement or Additional Registration Statement not later than the effective date of the Shelf Registration Statement or Additional Registration Statement;

(g) To notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Shelf Registration Statement or Additional Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and subject to Section 9.6(a), at the request of any Holder, the Company will promptly prepare a supplement or amendment to the prospectus or an amendment to the Shelf Registration Statement or Additional Registration Statement so that, as thereafter delivered to the purchasers of Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h) To cause all Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed;

(i) To enter into customary agreements (including, in the event the Holders elect to engage an underwriter in connection with the Shelf Registration Statement or Additional Registration Statement, an underwriting agreement containing customary terms and conditions) and, subject to Section 9.6(a), take all other actions as reasonably required in order to expedite or facilitate the disposition of Registrable Securities; provided, however, that, except as provided in Section 9.4 hereof, the Company will not be liable for any expenses, including any underwriter’s fees, commissions and discounts or counsel fees (other than its own counsel) with respect to the sale of Registrable Securities;

(j) With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that at any time permit the sale of the Registrable Securities to the public without registration:

(i)	to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii)	to file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(iii)

so long as a Holder owns any unregistered Registrable Securities, to furnish to the Holder upon any reasonable request a written statement by the Company as to its compliance with the public information requirements of Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual and quarterly report of the Company, and the other SEC reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a

Holder to sell any Registrable Securities without registration (excluding any reports or documents of the Company that the Company, in its sole discretion, deems confidential).

(k) To obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or Additional Registration Statement at the earliest possible time.

(l) If during the Registration Period, as a result of any reduction in the number of Registrable Securities included in the Shelf Registration Statement or Additional Registration Statement based on Section 9.2(a), the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in the Shelf Registration Statement and any Additional Registration Statement, then the Company shall file as soon as reasonably practicable (and as permitted by the SEC Guidance) an Additional Registration Statement covering the resale by the Holders of not less than the excess number of such Registrable Securities (or such portion as permitted by any SEC Guidance).

9.4 Registration and Selling Expenses. All expenses incurred by the Company in connection with the Company’s performance of or compliance with this Section 9, including (i) all SEC registration and filing fees, (ii) reasonable blue sky fees and expenses, (iii) all necessary printing and duplicating expenses, and (iv) all fees and disbursements of counsel and accountants retained on behalf of the Company (collectively, the “Registration Expenses”), will be paid by the Company. Each Holder may, at its election, retain its own counsel and other representatives and advisors as it chooses at its own expense.

9.5 No Delay. No Holder will have a right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 9.2 hereof as a result of any dispute, controversy or other matter that may arise with respect to the interpretation or implementation of this Agreement.

9.6 Certain Obligations of Holders.

(a) The Company may voluntarily suspend the effectiveness of the Shelf Registration Statement or any Additional Registration Statement (and each Purchaser agrees not to dispose of Registrable Securities pursuant to such suspended registration statement while any such suspension remains in effect), for a limited time, which in no event shall be longer than 30 days with respect to any single event or more than 45 consecutive or non-consecutive days in any 12-month period (excluding any period for which the Shelf Registration Statement, or Additional Registration Statement covering Registrable Securities is not effective between the time an amendment has been filed to the registration statement and the time the amendment has been declared effective by the SEC or state securities regulatory body and assuming the Company is acting in good faith to obtain the effectiveness of that amendment as soon as practicable), if the Company has been advised in writing by either counsel or underwriters to the Company that the offering of the Registrable Securities pursuant to the Shelf Registration Statement or Additional Registration Statement would materially adversely affect or would be impermissible in the view of (or impermissible without disclosure in a prospectus), a proposed material financing, acquisition, merger, reorganization or other similar transaction involving the Company or the occurrence of any event with respect to which the disclosure to the public might be material in light of the sale pursuant to a prospectus but with respect to which disclosure has not yet been made by the Company.

(b) As a condition to the inclusion of its Registrable Securities, each Holder will furnish to the Company the information regarding the Holder and the intended method of distribution of the securities as the Company may from time to time request or as will be required in connection with any registration, qualification or compliance referred to in this Section 9. Each Holder promptly will furnish to the Company all information required to be disclosed in order to make the information previously furnished by it to the Company not materially misleading.

(c) Each Holder hereby covenants to the Company not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied and, if Registrable Securities are to be sold by any method or in any transaction other than as set forth in the Plan of Distribution in the prospectus included in the Shelf Registration Statement or Additional Registration Statement, to deliver to the Company an opinion of counsel to the Holder of such Registrable Securities to the effect that the sale may be effected in accordance with the Securities Act.

(d) The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 9.2 may be assigned in whole or in part by a Holder prior to the effective date of the Registration Statement relating to the Registrable Securities, provided, that: (i) the Company is furnished with an opinion of counsel to the Holder of such Registrable Securities to the effect that the transfer may be effected in accordance with the Securities Act; (ii) the transfer involves not less than the lesser of all of the Holder’s Registrable Securities or 25,000 shares of Common Stock (as adjusted for stock splits, stock dividends, and stock combinations); (iii) the Holder gives prior written notice to the Company; and (iv) the transferee agrees to comply with the terms and provisions of this Agreement in a written instrument satisfactory in form and substance to the Company and its counsel.

(e) No provision of this Section 9 may be waived by a particular affected Holder (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended without the written consent of that affected Holder.

9.7 Transfer of Shares. Purchaser may transfer all or any part of its Shares to any person under common management with Purchaser, and the Company will effect such transfer of restricted certificates and will promptly amend the prospectus forming a part of the Shelf Registration Statement or Additional Registration Statement to add the transferee to the selling shareholders in the Shelf Registration Statement or Additional Registration Statement; provided, however, that the Company shall not be subject to any penalties by virtue of the inability of the Purchaser to sell securities pursuant to the Registration Statement during any period of pendancy of the effectiveness of any such amendment and any such period of pendancy shall not be deemed a voluntary suspension of effectiveness by the Company pursuant to Section 9.6.

Section 10. Indemnification.

(a) The Company will indemnify, to the extent permitted by law, each Holder of Registrable Securities and each director, officer or controlling person of each Holder within the meaning of Section 15 of the Securities Act against all losses, claims, damages, liabilities and expenses (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement or alleged untrue statement of a material fact contained in, or information incorporated by reference into, any registration statement or prospectus (or any amendment or supplement thereto) or any preliminary prospectus prepared in connection with the registration contemplated by Section 9, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which any statements are made, and will promptly reimburse each Holder and each director, officer or controlling person of each Holder for reasonable legal and other expenses incurred in connection with investigating or defending any claim, loss, damage, liability or action as incurred; provided however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability, expense or action arises out of or is based upon an untrue statement or alleged untrue statement or any omission or alleged omission made in such registration statement or prospectus made in reliance upon and in conformity with written information furnished by any Holder specifically for use in the preparation of the registration statement or prospectus, provided further, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability, expenses or action arises out of or is based primarily upon an untrue statement or omission made in any preliminary prospectus or final prospectus if (i) such Holder failed to send or deliver a copy of the final prospectus or prospectus supplement with or prior to the delivery of written confirmation of the sale of the Shares, and (ii) the final prospectus or prospectus supplement would have corrected such untrue statement or omission.

(b) In connection with a registration statement in which a Holder of Registrable Securities is participating, each Holder will furnish to the Company in writing the information as is reasonably requested by the Company for use in the registration statement or prospectus and will severally, but not jointly, indemnify, to the extent permitted by law, the Company, its directors and officers and each person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement or alleged untrue statement of a material fact contained in, or information incorporated by reference into, any registration statement or prospectus (or any amendment or supplement thereto) or any preliminary prospectus prepared in connection with the registration contemplated by Section 9, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which any statements are made, but only to the extent the losses, claims, damages, liabilities or expenses or actions are caused by an untrue statement or alleged untrue statement or by an omission or alleged omission made in reliance upon and in conformity with the written information specifically furnished by the Holder to the Company for use in connection with the preparation of the registration statement or prospectus; provided however, that the indemnity will not apply to the extent that the loss, claim, damage, liability or expense or action arises out of or is based solely upon a violation of this Agreement by the Company. If the offering pursuant to any registration is made through underwriters, each Holder agrees to enter into an underwriting agreement in customary form with the underwriters and to indemnify the underwriters, their officers and directors, if any, and each person or entity who controls the underwriters within the meaning of the Securities Act to the same extent as hereinabove provided with respect to indemnification by the Holder. Notwithstanding the foregoing or any other provision of this Agreement, in no event will a Holder of Registrable Securities be liable for any losses, claims, damages, liabilities, expenses or actions in excess of the net proceeds received by such Holder upon the disposition of Registrable Securities pursuant to the registration statement giving rise to such claim.

(c) Promptly after receipt by an indemnified party under Section 10(a) or (b) of notice of any claim as to which indemnity may be sought, including the commencement of any action or proceeding, the indemnified party will, if a claim in respect thereof may be made against the indemnifying party under this Section, promptly notify the indemnifying party in writing of the commencement thereof; provided that the failure of the indemnified party to so notify the indemnifying party will not relieve the indemnifying party from its obligations under this Section except to the extent that the indemnifying party is adversely affected by the failure. In case any action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party and its counsel will conduct the defense of any action with counsel approved by the indemnified party (which approval will not be unreasonably withheld or delayed) although the indemnified party will be entitled to participate therein at the indemnified party’s expense, and after notice from the indemnifying party to the indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to the indemnified party under that Section for any legal or any other expenses subsequently incurred by the indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless incurred at the written request of the indemnifying party. Notwithstanding the above, the indemnified party will have the right to employ counsel of its own choice in any action or proceeding (and be reimbursed by the indemnifying party for the reasonable fees and expenses of the counsel and other reasonable costs of the defense) if representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests or conflicts between the indemnified party and any other party represented by the counsel in the action or proceeding or counsel to the indemnified party is of the opinion that it would not be desirable for the same counsel to represent both the indemnifying party and the indemnified party because the representation might result in a conflict of interest; provided, however, that the indemnifying party will not in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against the action or proceeding. An indemnifying party will not be liable to any indemnified party for any settlement or entry of judgment concerning any action or proceeding effected without the consent of the indemnifying party.

(d) If the indemnification provided for in Section 10(a) or (b) is held by a court of competent jurisdiction to be unavailable under applicable law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying the indemnified party, will contribute to the amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities in the proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in the losses, claims, damages, or liabilities, as well as any other relevant equitable considerations including the relative benefits to the parties. The relative fault of the Company on the one hand and of the indemnified party on the other will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above will be deemed to include, subject to the limitations set forth in Section 10(c), any legal or other fees or expenses reasonably incurred by the party in connection with investigating or defending any action or claim. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity that is not guilty of fraudulent misrepresentation.

Section 11. Miscellaneous.

11.1 Notices. Any notice or other communication given hereunder will be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, overnight delivery against written receipt therefor or delivered by hand against written receipt therefor, or sent by confirmed facsimile, addressed to:

If to the Company:

CryoCor, Inc.

9717 Pacific Heights Boulevard

San Diego, CA 92121

Attn: Chief Executive Officer

Facsimile: (858)909-2350

With a copy to:

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, CA 92121

Attn: Frederick T. Muto, Esq.

Facsimile: (858) 550-6420

If to Purchaser:

To the name and address or facsimile number of Purchaser on the signature page hereto.

Notices will be deemed to have been given or delivered on the date of mailing, except notices of change of address, which will be deemed to have been given or delivered when received.

11.2 Successors and Assigns. Subject to Section 9.6(d), this Agreement, and all rights, duties and obligations hereunder, shall not be assigned, transferred or delegated by any Purchaser without the prior written consent of the Company. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

11.3 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Subject to Section 9.6(e), this Agreement may be amended with respect to any Purchaser only by mutual written agreement of the Company and such Purchaser.

11.4 Governing Law. The terms and provisions hereof will be construed in accordance with and governed by the laws of the State of Delaware without regard to that State’s conflicts of law principles.

11.5 Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction will not affect any other provision of this Agreement, which will remain in full force and effect. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the provision will be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof will nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions will be deemed dependent upon any other covenant or provision unless so expressed herein.

11.6 No Waiver. A waiver by either party of a breach of any provision of this Agreement will not operate, or be construed, as a waiver of any subsequent breach by that same party.

11.7 Further Assurances. The parties agree to execute and deliver all further documents, agreements and instruments and take further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement. Any documentary, stamp tax or similar issuance or transfer taxes due as a result of the conveyance, transfer or sale of the Shares by the Company to any of the Purchasers (or any of their permitted transferees), pursuant to this Agreement will be borne by the Company.

11.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will together constitute the same instrument.

11.9 No Third Party Beneficiaries. Except to the extent set forth in Section 9, nothing in this Agreement creates in any person not a party to this Agreement any legal or equitable right, remedy or claim under this Agreement, and this Agreement is for the exclusive benefit of the parties hereto. The parties expressly recognize that this Agreement is not intended to create a partnership, joint venture or other similar arrangement between any of the parties or their respective affiliates.

11.10 Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York City Time, on the first business day following the Closing Date, issue a press release (the “Press Release”) reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby. On or before 8:30 a.m., New York City Time, on the first business day following the Closing Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated this Agreement in the form required by the Exchange Act, and attaching the material agreements (including, without limitation, this Agreement and the form of Warrant) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Press Release, unless the Purchaser is party to an effective confidentiality agreement with the Company. The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Press Release without the express written consent of such Purchaser. If a Purchaser has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it may provide the Company with written notice thereof. Subject to the foregoing, neither the Company, its Subsidiaries nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of Nasdaq and the SEC (provided that in the case of clause (i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Purchaser or as included in the Shelf Registration Statement or any Additional Registration Statement, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Purchaser in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation.

11.11 Waiver of Conflict. Each party to this Agreement acknowledges that Cooley Godward Kronish LLP (“Cooley”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the Offering, including representation of such Purchasers or their affiliates in matters of a similar nature to the Offering. The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent. Cooley has served as outside general counsel to the Company and has negotiated the terms of the Offering solely on behalf of the Company. It is the belief of Cooley that these terms and conditions represent an arm’s length transaction between the Company and Purchasers. Each of the Company and each Purchaser hereby (a) acknowledges that it has had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledges that with respect to the Offering, Cooley has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Cooley’s representation of the Company in the Offering.

11.12 Force Majeure. No party shall be liable for any delay or failure of performance due to a “Force Majeure Event.” For purposes of this Agreement a Force Majeure Event is an event beyond the reasonable control of a party, including unexpected and extreme forces of nature, a banking moratorium due to governmental order, acts of war or terror, or acts of a governmental body beyond the reasonable control of the party.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have duly executed this Securities Purchase Agreement as of the date first above written.

CRYOCOR, INC.

By:	/s/ Edward F. Brennan
Name:	Edward F. Brennan, Ph.D.
Title:	Chief Executive Officer

PURCHASERS:

CROSS CREEK CAPITAL, L.P.

By:	Cross Creek Capital GP, L.P.
Its:	General Partner

By:	Cross Creek Capital, LLC
Its:	General Partner

By:	Wasatch Advisors, Inc.
Its:	Sole Member

By:	/s/ Samuel S. Stewart
Name:	Samuel S. Stewart
Title:	Chief Executive Officer

Purchaser’s Address:
Wasatch Advisors, Inc.
Attn: Daniel Thurber
150 Social Hall Avenue, 4th Floor
Salt Lake City, Utah 84111
Fax: 801-983-4192

CROSS CREEK CAPITAL EMPLOYEES’ FUND, L.P.

By:	Cross Creek Capital GP, L.P.
Its:	General Partner

By:	Cross Creek Capital, LLC
Its:	General Partner

By:	Wasatch Advisors, Inc.
Its:	Sole Member

By:	/s/ Samuel S. Stewart
Name:	Samuel S. Stewart
Title:	Chief Executive Officer

Purchaser’s Address:
Wasatch Advisors, Inc.
Attn: Daniel Thurber
150 Social Hall Avenue, 4th Floor
Salt Lake City, Utah 84111
Fax: 801-983-4192

WASATCH FUNDS, INC. (ON BEHALF OF WASATCH MICRO CAP FUND)

By:	Wasatch Advisors, Inc.
Its:	Investment Adviser

By:	/s/ Samuel S. Stewart
Name:	Samuel S. Stewart
Title:	Chief Executive Officer

Purchaser’s Address:
Wasatch Advisors, Inc.
Attn: Daniel Thurber
150 Social Hall Avenue, 4th Floor
Salt Lake City, UT 84010
Fax: 801-983-4192

WASATCH FUNDS, INC. (ON BEHALF OF WASATCH MICRO CAP VALUE FUND)

By:	Wasatch Advisors, Inc.
Its:	Investment Adviser

By:	/s/ Samuel S. Stewart
Name:	Samuel S. Stewart
Title:	Chief Executive Officer

Purchaser’s Address:
Wasatch Advisors, Inc.
Attn: Daniel Thurber
150 Social Hall Avenue, 4th Floor
Salt Lake City, UT 84101
Fax: 801-983-4192

WILLIAM BLAIR CAPITAL PARTNERS VII QP, L.P.

By:	William Blair Capital Management VII, L.P.
Its:	General Partner

By:	William Blair Capital Management VII, L.L.C.
Its:	General Partner

By:	/s/ Arda M. Minocherhomjee
Title:	Managing Director

Purchaser’s Address:
Chicago Growth Partners
Attn: Arda Minocherhomjee
303 West Madison Street, Suite 2500
Chicago, IL 60606
Fax: 312-201-0703

WILLIAM BLAIR CAPITAL PARTNERS VII, L.P.

By:	William Blair Capital Management VII, L.P.
Its:	General Partner

By:	William Blair Capital Management VII, L.L.C.
Its:	General Partner

By:	/s/ Arda M. Minocherhomjee
Title:	Managing Director

Purchaser’s Address:
Chicago Growth Partners
Attn: Arda Minocherhomjee
303 West Madison Street, Suite 2500
Chicago, IL 60606
Fax: 312-201-0703

MPM BIOVENTURES II, L.P.

By:	MPM Asset Management II, L.P.
Its:	General Partner

By:	MPM Asset Management II LLC
Its:	General Partner

By:	/s/ Kurt C. Wheeler
Title:	Investment Manager

Purchaser’s Address:
MPM Capital L.P.
Attn: Luke Evnin
The John Hancock Tower
200 Clarendon Street, 54th Floor Boston, MA 02116
Fax: (617) 425-9314

MPM BIOVENTURES II-QP, L.P.

By:	MPM Asset Management II, L.P.
Its:	General Partner

By:	MPM Asset Management II LLC
Its:	General Partner

By:	/s/ Kurt C. Wheeler
Title:	Investment Manager

Purchaser’s Address:
MPM Capital L.P.
Attn: Luke Evnin
The John Hancock Tower
200 Clarendon Street, 54th Floor Boston, MA 02116
Fax: (617) 425-9314

MPM BIOVENTURES GMBH & CO. PARALLEL-BETEILIGUNGS KG

By:	MPM Asset Management II, L.P.
Its:	Special Limited Partner

By:	MPM Asset Management II LLC
Its:	General Partner

By:	/s/ Kurt C. Wheeler
Title:	Investment Manager

Purchaser’s Address:
MPM Capital L.P.
Attn: Luke Evnin
The John Hancock Tower
200 Clarendon Street, 54th Floor Boston, MA 02116
Fax: (617) 425-9314

MPM ASSET MANAGEMENT INVESTORS 2000B LLC

By:	/s/ Kurt C. Wheeler
Title:	Investment Manager

Purchaser’s Address:
MPM Capital L.P.
Attn: Luke Evnin
The John Hancock Tower
200 Clarendon Street, 54th Floor Boston, MA 02116
Fax: (617) 425-9314

FAR WEST CAPITAL PARTNERS, LP

/s/ Robert G. Schiro
By:	Robert G. Schiro
Title:	General Partner

Purchaser’s Address:
Far West Capital Management, LP
Attn: Robert G. Schiro
4749 Nicasio Valley Road
Nicasio, CA 94946
Fax: (415) 662-6190

ROBERT G. SCHIRO

/s/ Robert G. Schiro
Robert G. Schiro

Purchaser’s Address:
Robert G. Schiro
4749 Nicasio Valley Road
Nicasio, CA 94946
Fax: (415) 662-6190

NITE CAPITAL MASTER, LTD

/s/ Keith A. Goodman
By:	Keith A. Goodman
Title:	Authorized Signatory

Purchaser’s Address:
Nite Capital Master, Ltd.
Walkers SPV Limited, Walker House, Mary Street
George Town, Grand Cayman, KY 19002
Cayman Islands

Fax:

IROQUOIS MASTER FUND, LTD

/s/ Joshua Silverman
By:	Joshua Silverman
Title:	Authorized Signatory

Purchaser’s Address:
Iroquois Master Fund, Ltd.
641 Lexington Ave, 26th Floor
New York, NY 10022

Fax:

EXHIBIT A

FORM OF WARRANT

EXHIBIT B

WIRE INSTRUCTIONS

EXHIBIT C

Form of Opinion of Cooley Godward Kronish, LLP

45

SCHEDULE A

Purchaser Name	Shares of Common Stock Purchased	Warrants Purchased	Purchase Price for Shares of Common Stock	Purchase Price for Warrants	Aggregate Purchase Price
Cross Creek Capital, L.P.	307,696	169,232	$1,581,557.44	$11,846.24	$1,593,403.68

Cross Creek Capital Employees’ Fund, L.P.	30,239	16,631	$155,428.46	$1,164.17	$156,592.63

Far West Capital Partners LP	144,829	79,655	$744,421.06	$5,575.85	$749,996.91

Iroquois Master Fund, Ltd.	48,276	26,551	$248,138.64	$1,858.57	$249,997.21

MPM BioVentures II, LP	7,173	3,945	$36,869.22	$276.15	$37,145.37

MPM BioVentures II-QP, LP	64,999	35,749	$334,094.86	$2,502.43	$336,597.29

MPM BioVentures GmbH & Co. Parallel-Beteiligungs KG	22,883	12,585	$117,618.62	$880.95	$118,499.57

MPM Asset Management Investors 2000B LLC	1,496	822	$7,689.44	$57.54	$7,746.98

Nite Capital Master, Ltd.	38,621	21,241	$198,511.94	$1,486.87	$199,998.81

Robert G. Schiro	48,276	26,551	$248,138.64	$1,858.57	$249,997.21

Wasatch Micro Cap Fund	193,106	106,208	$992,564.84	$7,434.56	$999,999.40

Wasatch Micro Cap Value Fund	48,276	26,551	$248,138.64	$1,858.57	$249,997.21

William Blair Capital Partners VII QP, L.P.	92,970	51,133	$477,865.80	$3,579.31	$481,445.11

William Blair Capital Partners VII L.P.	3,583	1,970	$18,416.62	$137.90	$18,554.52

TOTAL	1,052,423	578,824	$5,409,454.22	$40,517.68	$5,449,971.90

EXHIBIT D

PLAN OF DISTRIBUTION

[To be included in the Shelf Registration Statement.]

We have registered the [            ] shares of our common stock offered in this prospectus on behalf of the selling shareholders. We will pay all expenses of this registration and we will not receive any proceeds from the sale of the selling shareholders’ shares. The selling shareholders are responsible for paying any commissions, discounts, or other brokerage fees incurred in connection with their sale of any of the shares.

The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

•	in the over-the-counter market or securities exchange;

•	in private transactions and transactions otherwise than [insert only if applicable on these exchanges or systems or] in the over-the-counter market;

•	in connection with short sales of the shares;

•	by pledge to secure debt and other obligations;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

•	through a combination of any of the above transactions.

The selling shareholder and its successors, including its transferees, pledgees or donees or their successors, may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholder or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

Under the terms of the private placement, we have agreed to indemnify the selling shareholders, and each director, officer or controlling person of each selling shareholder within the meaning of Section 15 of the Securities Act of 1933 against all losses, claims, damages, liabilities and expenses, (or action in respect thereof) including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement or alleged untrue statement of a material fact contained in, or information incorporated by reference into, any registration statement or prospectus (or any amendment or supplement thereto) or any preliminary prospectus prepared in connection with the registration contemplated by the Securities Purchase Agreement, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance on Rule 144 under the Securities Act of 1933, if they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of shares may be “underwriters” within the meaning of the Securities Act of 1933. Any commissions received by broker-dealers or agents on the sales and any profit on the resale of shares purchased by broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Under the rules of the SEC, any person engaged in the distribution of our common stock may not simultaneously buy, bid for or attempt to induce any other person to buy or bid for our common stock in the open market for a period of two business days prior to the beginning of the distribution. The rules and regulations under the Securities Exchange Act of 1934 may also limit the timing of purchases and sales of shares of our common stock by the selling shareholders. We have notified the selling shareholders they should not begin any distribution of common stock unless they have stopped purchasing and bidding for common stock in the open market as provided in applicable securities regulations, including Regulation M promulgated under the Securities Exchange Act of 1934.

We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares. We have advised the selling shareholders that they will be subject to the prospectus delivery requirements under the Securities Act.

* * *